UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934,

as amended

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SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 11, 2012

Dear Fellow Signature Stockholder:

On July 24, 2012, Signature will hold its first Annual Meeting of Stockholders (the “Annual Meeting”) since 2006. At the Annual Meeting, you will have the opportunity to vote for your Board’s slate of director nominees. These director nominees have the right mix of experience and capabilities necessary to successfully execute the Company’s value creation strategy.

You may be surprised to learn that James McIntyre, the former Chairman and CEO of the Company when it operated prior to bankruptcy as Fremont General Corporation (“Fremont”), has chosen to wage a costly and potentially disruptive proxy fight to regain control of the Company. McIntyre led the Company, while its stockholders lost nearly $2.0 billion in stockholder value, from the peak of the Company’s stock price in March 2004 to the date of his resignation from the Board in January 2008. We urge you not to let him take control of your Board.

Since the Company emerged from bankruptcy in 2010, your management team has stabilized the Company and continues to take the steps necessary to enable the Company to grow and return to profitability. Your management team, which joined the Company following the bankruptcy, has worked diligently to deal with the post- bankruptcy litigation, contingent obligations and other issues left behind by the very same McIntyre who is now seeking to elect his personally selected slate of directors.

We believe it is a testament to the Company’s progress that we are in a position to present our own strong slate of director nominees, consisting of the Company’s Chief Executive Officer, Craig Noell, current directors John Koral and Patrick E. Lamb, and two outstanding new nominees, G. Christopher Colville and Philip G. Tinkler. It is important that you keep the Company moving forward under motivated leadership with the background and vision to successfully execute the Company’s value creation strategy.

You should know that our interests are aligned with the interests of our stockholders. Not only do we own stock like each and every stockholder, but our management team purchased shares and warrants as part of Signature’s plan to emerge from bankruptcy (the “Plan”) at a value above market and we hold stock options with an exercise price above current market. Current management is strongly motivated to create value for all stockholders.

We urge you to reject McIntyre’s self-serving scheme to seize control of your Board and vote “FOR” the Company’s director nominees and “FOR” the other proposals listed on the WHITE proxy card. Please simply discard any Gold proxy card you may receive from McIntyre, as submitting a vote using the gold card will cancel any previous vote you have submitted for Signature. If you have previously returned a gold proxy card, you should fill out and return the WHITE proxy card included with this letter.

SIGNATURE HAS ALREADY TAKEN ACTIONS THAT WE BELIEVE WILL IMPROVE THE VALUE OF YOUR INVESTMENT

The bankruptcy reorganization in 2010 was only the first step in a long process to reposition the Company to return it to profitability and build long-term value for our stockholders. While much remains to be done, since emerging from bankruptcy the Company:

•

Completed the extensive process of (i) bringing the Company back into compliance with its SEC periodic reporting obligations and (ii) preparing over five years of audited financial statements, bringing the Company current from its last audit in 2006. Over a year and a half of effort went into these accomplishments, which was a critical step in being able to implement the business plan and ultimately grow the Company. It also enabled the Company to move onto the OTC QX earlier this year, the highest tier on the over-the-counter exchange;

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Consummated two business combinations, including, most notably, North American Breaker Company (“NABCO”), a high-margin, specialty distribution business. NABCO’s management grew the company and increased profits in each of the three years prior to our acquisition, and NABCO continues to grow consistent with our expectations. We believe the NABCO acquisition immediately advances our business strategy to achieve ultimate profitability, which will enable us to make use of our net operating losses (“NOLs”);

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Experienced a reduction in losses from nearly $10 million in the first full quarter post emergence from bankruptcy to $1.2 million in the first quarter of 2012. While we are striving for profitability, as opposed to merely a reduction in losses, we believe this is a meaningful accomplishment given that our discontinued operations, which include legacy business lines associated with Fremont, remain a drag on the Company and have contributed to over $13 million, or over 40%, of the Company’s collective losses since emerging from bankruptcy;

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Converted a substantial portion of Fremont’s legacy assets to cash, including the sales of (i) non-performing residential mortgages for $12.5 million, (ii) residential real estate properties for $11.4 million, (iii) the former headquarters building for $3.9 million, and (iv) commercial real estate investments for $4.9 million;

•

Resolved over 200 lawsuits inherited from the McIntyre-led legacy businesses of Fremont and negotiated the settlement of over $15 million of outstanding bankruptcy claims for approximately $130 thousand; and

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Launched our Signature Special Situations segment to (i) acquire sub-performing and non-performing commercial and industrial loans, bonds, leases, and mortgages at a discount to unpaid principal balance, and (ii) originate secured debt financings to middle market companies in a variety of opportunistic situations.

SIGNATURE IS POSITIONED FOR GROWTH AND HAS THE RIGHT BUSINESS PLAN TO BUILD STOCKHOLDER VALUE

Our management team has been steadily implementing the business strategy that was part of the Plan. You should know that this Plan was:

•	Overwhelmingly approved by both the creditors and stockholders of the Company, including McIntyre, who was a formal sponsor and supporter of the Plan; and

•	Confirmed by the federal bankruptcy court which oversaw Fremont’s bankruptcy proceedings.

As you may know, the Plan focuses on using our cash and other financial assets to grow the Company into a profitable enterprise by completing acquisitions of strong, middle market operating businesses, as well as expanding our “Signature Special Situations” financial services business unit. Specifically, we seek to acquire controlling interests in businesses that we expect will generate between $7.0 million and $25.0 million in annual earnings.

Additionally, our operations include a discontinued operations segment, which holds and manages certain assets and liabilities related to the former businesses of Fremont. We have been maximizing cash recoveries and limiting costs and exposures related to those legacy assets since the Company emerged from bankruptcy. The net cash flows from our discontinued operations segment are expected to be redeployed into our continuing operations segment over time.

A key element to our business strategy is utilizing NOLs, primarily generated by Fremont’s legacy businesses, which will be used to offset taxes on income generated from profitable businesses we will acquire and operate through the implementation of our Plan. As of December 31, 2011, our federal and California state NOLs are approximately $890 million and $977 million, respectively.

MCINTYRE’S LEGACY OF FAILURE

In his attempt to seize control of your Company’s board with his handpicked nominees, McIntyre appears to be attempting to turn back the clock to the era when his leadership drove the Company to the brink of disaster. McIntyre is attempting to mislead Signature stockholders by conveniently ignoring the fact that Signature’s challenges stem from McIntyre’s prior leadership of Fremont. In addition to implementing our business strategy and repositioning Signature, we have been working to overcome the challenges inherited from a company with historic losses, 140 outstanding litigation matters, and other contingent obligations arising from the Fremont legacy operations.

McIntyre’s leadership nearly destroyed your Company. Don’t let him finish the job.

The facts of the McIntyre legacy are well documented in the historical SEC and other public records:

Significant Operating Losses and Stock Price Drop Incurred by Fremont under McIntyre’s Leadership

•	During the last two years of McIntyre’s stewardship, Fremont recorded a net loss of $202.3 million in fiscal 2006, which dramatically increased to a net loss of $1.0 billion in fiscal 2007.

•

From the peak of the Company’s stock price of $29.25 per share in March 2004 to $3.01 per share on the date of McIntyre’s resignation from the Board in January 2008, Fremont’s stock price declined 89% for a total loss in stockholder value of nearly $2.0 billion.

Run-Ins with Regulators

•

Fremont Investment & Loan: In 2007, with McIntyre serving as the Chairman of the Board of Fremont, Fremont and its primary operating subsidiary, Fremont Investment & Loan (“FIL”), consented to enter into a Cease and Desist Order with the Federal Deposit Insurance Corporation (“FDIC”) and a Final Order with the California Department of Financial Institutions (“DFI”), finding that FIL operated without effective risk management policies and procedures and without adequate loan underwriting criteria and required a variety of changes, including a mandate to retain qualified management acceptable to the FDIC and DFI. Unable to recover from the Cease & Desist Order and Final Order, Fremont was forced to file for bankruptcy.

•

Fremont Life Insurance Company: In 1996, with McIntyre serving as the Chairman of the Boards of both Fremont and its subsidiary, Fremont Life Insurance Company (“Fremont Life”), the California Attorney General sued both companies, alleging that they engaged in unfair business practices in the sale of more than $200 million in annuities to senior citizens, which resulted in millions of dollars in civil fines and penalties and other costs to the Company.

Runaway Compensation: McIntyre Nets Nearly $50 Million in Compensation as the Company Suffers

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From 1998 through 2003, during McIntyre’s tenure as CEO, he received an aggregate of $25.9 million in compensation, which amount includes $4.8 million in salary, $3.3 million in bonus, $13.5 million in equity grants and $4.2 million in other forms of compensation.

•

From 2004 through 2007, during McIntyre’s tenure as Chairman of Fremont, he received an aggregate of $22.4 million in compensation, which amount includes $3.1 million in salary, $1.2 million in bonus, $8.9 million in equity grants and $8.9 million in other forms of compensation.

•

McIntyre Prevents the Stockholders from Voting on his Compensation: In just one example of the poor corporate governance under McIntyre, he refused to submit executive compensation packages to a vote of the stockholders. As a result, just between 2003 and 2006, the Company was unable to take $66 million in tax deductions that would have been available to it if the compensation had been voted on by the stockholders.

•

Bankruptcy Claim: After overseeing the Company’s descent into bankruptcy, McIntyre still filed a $4 million bankruptcy proof of claim which sought, among other things, more than $700,000 in compensation for 2008. McIntyre resigned from the Company on January 8, 2008. So he was seeking about $100,000 per day for his work during 2008.

Failed Mergers and Acquisitions

Ironically, McIntyre touts his slate of candidates as most qualified to oversee larger mergers that would effectively utilize the Company’s NOLs. In fact, McIntyre’s only major acquisition effort led the Company’s previously successful workers’ compensation operations into insolvency. In 1995, the Company’s largest business segment was its property and casualty insurance operation, which was substantially operated through its workers’ compensation insurance company, Fremont Indemnity Company. From 1995 to 1998, under Mr. McIntyre’s leadership, Fremont Indemnity acquired 3 workers’ compensation companies for an aggregate purchase price of $810 million. By 2000, the combined companies were placed under enhanced regulatory oversight, before the California Insurance Commissioner seized them in 2003. Ultimately, Fremont wrote off approximately $120.0 million on account of these failed acquisitions.

Net Operating Losses: McIntyre’s True Legacy

Perhaps nothing better illustrates McIntyre’s failed leadership than his proud proclamations about the value of the Company’s NOLs:

•	During his tenure, all of Fremont’s significant operating companies were either sold off because they became troubled, were seized by regulators or ultimately ended up in bankruptcy.

•	NOLs are losses. Our Company holds hundreds of millions of dollars in NOLs because, under McIntyre’s stewardship, Fremont lost hundreds of millions of dollars.

We believe McIntyre’s history of mismanagement and self-enrichment further supports the Board’s view that the return of McIntyre and his hand-picked slate of directors would be harmful to the Company and its stockholders. We have proposed a strong slate of director nominees with vast experience in acquiring, financing and successfully integrating and operating acquired businesses. The slate recommended by the Board supports the Company’s ability to implement its business strategy successfully, to grow the business, to improve performance, and to generate enhanced value for all stockholders.

YOUR BOARD’S DIRECTOR NOMINEES ARE COMMITTED TO

SERVING THE INTERESTS OF ALL SIGNATURE STOCKHOLDERS –

PLEASE VOTE THE WHITE PROXY CARD TODAY

Your Board recommends that stockholders vote “FOR” the Company’s five experienced and highly qualified director nominees: Craig Noell, John Koral, Patrick E. Lamb, G. Christopher Colville and Philip G. Tinkler on the WHITE proxy card. Your Board also recommends that you vote “FOR” each of the other five proposals listed on the WHITE proxy card.

Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in the Company by voting the WHITE proxy card. We urge you to vote today by telephone, by Internet, or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. Please do not return or otherwise vote any gold proxy card sent to you by McIntyre.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

John Nickoll Chairman of the Board of Directors	Craig Noell Chief Executive Officer

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any proxy card sent to you by

McIntyre, as doing so will revoke your vote on the WHITE proxy card.

YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Signature Group Holdings, Inc. Common Stock for the upcoming Annual Meeting of Stockholders. PLEASE REVIEW THE PROXY STATEMENT AND VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone—Please call toll-free in the U.S. or Canada at 1-866-855-9701, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1345. Please follow the simple instructions. You will be required to provide the unique control number printed below. OR 2. Vote by Internet—Please access https://www.proxyvotenow.com/sggh and follow the simple instructions on the screen. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. OR 3. Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Signature Group Holdings, Inc. c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED Please mark your vote as in this example The Board of Directors recommends a vote FOR the following: 1. Election of Directors Nominees (01) G. Christopher Colville (02) John Koral (03) Patrick E. Lamb (04) Craig F. Noell (05) Philip G. Tinkler FOR WITHHOLD FOR ALL ALL ALL EXCEPT To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the names(s) of the nominee(s) on the line below. The Board of Directors recommends a vote FOR the following proposals. 2. Approve the amendment to the Amended and Restated Articles of Incorporation to increase the authorized Common Stock. 3. Approve an amendment to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan. 4. Ratify the selection of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012. 5. To adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 2 and 3. FOR AGAINST ABSTAIN Date , 2012 Signature Signature (Joint Owner) Title(s) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED W H I T E P R O X Y SIGNATURE GROUP HOLDINGS, INC. Annual Meeting of Stockholders July 24, 2012 THIS PROXY IS SOLICITED BY SIGNATURE GROUP HOLDINGS’ BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Patrick E. Lamb and John Koral as proxies and each of them, with power to act without the other and with power of substitutions, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Signature Group Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at Bel-Air Bay Club, 16801 Pacific Coast Highway, Pacific Palisades, California 90272, at 10:00 a.m., Pacific Time on Tuesday, July 24, 2012, at and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND UNLESS OTHERWISE DIRECTED, WILL BE VOTED (I) “FOR ALL” THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1; AND (II) “FOR” PROPOSALS 2 THROUGH 5. IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE)